PROXY TABULATOR PO BOX 55909 BOSTON, MA 02205-5909

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or

the INTERNET.

It’s Easy! Just follow these simple steps:

1.     Read your Proxy Statement/Prospectus and have it

and this proxy card at hand.

2.     Log on to www.2voteproxy.com/np and follow

the on-screen instructions provided.

3.     Call toll free at 1-800-830-3542 and follow the

recorded instructions provided. Or call us toll free at

1-844-292-8012 Monday through Friday, 10:00 a.m.

to 6:00 p.m. Eastern Time and speak with a customer

service agent to cast your vote.

Do not mail your proxy card if you vote by phone or

Internet.

If Voting by Mail: Remember to sign and date the card below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	PROXY TABULATOR PO BOX 55909 BOSTON, MA 02205-9100

NOMURA PARTNERS FUNDS, INC.

The Japan Fund

High Yield Fund

Special Meeting of Shareholders

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF NOMURA PARTNERS FUNDS, INC.

FOR A SPECIAL MEETING OF SHAREHOLDERS

WEDNESDAY, SEPTEMBER 10, 2014

The undersigned, revoking previous proxies with respect to the Shares (defined below), represented by this ballot, hereby appoint(s) [__] and [__], each with full power of substitution, as my proxies to vote Class A, Class C, Class I and/or Class S shares of The Japan Fund and/or Class A, Class C, and/or Class I shares of the High Yield Fund (the “Shares”), respectively, as indicated on reverse, that I am entitled to vote at the Special Meeting of Shareholders of Nomura Partners Funds, Inc. to be held in the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, on Wednesday, September 10, 2014, at 4:00 p.m., Eastern Time, and any adjournments or postponements thereof (the “Special Meeting”). All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of a Special Meeting of Shareholders and the Proxy Statement/Prospectus dated [__], 2014.

Your signature(s) on this Proxy should be exactly as your name(s)

appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators,

trustees, or guardians should indicate the full title and capacity in which they are signing.

_______________________________________________ Signature of Shareholder _______________________________________________ Signature (Joint owners) ___________________________ Date

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to Be Held on September 10, 2014

The Proxy Statement for this Meeting is available at: www.2voteproxy.com/np

YOUR VOTE IS IMPORTANT!

UNLESS VOTING BY TELEPHONE OR INTERNET,

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark box(es) as shown in this example. ☒

THE BOARD OF DIRECTORS OF NOMURA PARTNERS FUNDS, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS PROPOSAL:

		For	Against	Abstain
PROPOSAL 1:	To consider and approve an amendment to the charter of Nomura Partners Funds, Inc. removing the requirement that shareholder approval be obtained for a sale or transfer of all or substantially all of the assets of Nomura Partners Funds, Inc.	☐	☐	☐

IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, YOUR VOTE WILL BE CAST “FOR” THE PROPOSAL. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING; YOU MAY, NEVERTHELESS, VOTE IN PERSON IF YOU DO ATTEND.